Exhibit 107

Calculation of Filing Fee Tables
F-3
Electra Battery Materials Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Other	(1)	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 30,000,000.00	0.0001381	$ 4,143.00
		Other	(1)	457(o)
Fees Previously Paid	2	Unallocated (Universal) Shelf		457(o)			$ 20,000,000.00		$ 3,062.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 50,000,000.00		$ 7,205.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,563.52
			Net Fee Due:						$ 1,641.48
Offering Note
[1]	(1) Electra Battery Materials Corporation (the 'Registrant') is registering under this Registration Statement such indeterminate number of Common Shares, Warrants and Units (the 'Securities') of the Registrant as shall have a maximum aggregate offering price of up to US$50,000,000. Any Securities registered by this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement. The maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, with respect to the Securities to be sold by the Registrant. In no event will the aggregate offering price of all Securities sold by the Registrant from time to time pursuant to this Registration statement exceed US$50,000,000. (3) With the filing of this amendment to the Registration Statement, the Registrant has increased the maximum aggregate offering price of the Securities to US$50,000,000, a US$30,000,000 increase. At the time of the filing of the Registrant's initial filing of this Registrant Statement on June 27, 2026 (the 'Initial Filing'), the Registrant paid the fee for the maximum aggregate offering of US$20,000,000 of Securities, offsetting the fee using fees previously paid with respect to securities registered under the Registrant's registration statement on Form F-10 filed on May 10, 2023 (No. 333-271792) (the 'Prior Registration Statement'), pertaining to the registration of US$105,543,205.40 of securities of the Registrant, of which none has been utilized. The Registrant withdrew the Prior Registration Statement on September 7, 2023. At the Initial Filing, the Registrant offset the US$3,062 registration fee with the fees from the Prior Registration Statement leaving an available offset balance of US$2,501.52. With the US$30,000,000 increase in the maximum aggregate offering price in this Registration Statement, the Registrant owes an additional registration fee of US$4,143. By applying the remaining balance of the fees previously paid in connection with the Prior Registration Statement, the Registrant's balance due for filing fees is US$1,641.48. (4) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Securities that may be offered or issued by the registrant in connection with any stock split, stock dividend or any similar transaction.

[2]	(1) Electra Battery Materials Corporation (the 'Registrant') is registering under this Registration Statement such indeterminate number of Common Shares, Warrants and Units (the 'Securities') of the Registrant as shall have a maximum aggregate offering price of up to US$50,000,000. Any Securities registered by this Registration Statement may be sold separately or as units with other Securities registered under this Registration Statement. The maximum offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, with respect to the Securities to be sold by the Registrant. In no event will the aggregate offering price of all Securities sold by the Registrant from time to time pursuant to this Registration statement exceed US$50,000,000. (3) With the filing of this amendment to the Registration Statement, the Registrant has increased the maximum aggregate offering price of the Securities to US$50,000,000, a US$30,000,000 increase. At the time of the filing of the Registrant's initial filing of this Registrant Statement on June 27, 2026 (the 'Initial Filing'), the Registrant paid the fee for the maximum aggregate offering of US$20,000,000 of Securities, offsetting the fee using fees previously paid with respect to securities registered under the Registrant's registration statement on Form F-10 filed on May 10, 2023 (No. 333-271792) (the 'Prior Registration Statement'), pertaining to the registration of US$105,543,205.40 of securities of the Registrant, of which none has been utilized. The Registrant withdrew the Prior Registration Statement on September 7, 2023. At the Initial Filing, the Registrant offset the US$3,062 registration fee with the fees from the Prior Registration Statement leaving an available offset balance of US$2,501.52. With the US$30,000,000 increase in the maximum aggregate offering price in this Registration Statement, the Registrant owes an additional registration fee of US$4,143. By applying the remaining balance of the fees previously paid in connection with the Prior Registration Statement, the Registrant's balance due for filing fees is US$1,641.48. (4) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Securities that may be offered or issued by the registrant in connection with any stock split, stock dividend or any similar transaction.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Electra Battery Materials Corp	F-10	333-271792	05/10/2023		$ 5,563.52	Other	Common Shares		$ 105,543,205.40
Fee Offset Sources	3	Electra Battery Materials Corp	F-10	333-271792		05/10/2023						$ 5,563.52
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) The Registrant registered under the Prior Registration Statement 55,564,959 Common Shares of the Registrant having an aggregate offering price of US$105,543,206. No securities were sold under the Prior Registration Statement, and it was withdrawn on September 9, 2023.

Offset Note
[2]	(2) This amount is based on the fee paid to register the US$105,543,205.40 of unsold securities, of which none has been utilized.

[3]	(1) This amount is based on the fee paid to register the US$105,543,205.40 of unsold securities, of which none has been utilized.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A